UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

SLM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 27, 2014, Davis Polk & Wardwell LLP delivered an opinion (the “Opinion”) to SLM Corporation (the “Company”) in connection with the public offering of $850.0 million aggregate principal amount of the Company’s 6.125% Fixed Rate Medium Term Notes, Series A Due March 25, 2024 (the “Notes”). The Opinion is being filed herewith, and thereby automatically incorporated by reference into the Company’s Registration Statement on Form S-3 (No. 333-178087), in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

On March 27, 2014, Davis Polk & Wardwell LLP also delivered an opinion to Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and RBS Securities Inc. as Agents regarding U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Davis Polk & Wardwell LLP, dated March 27, 2014

23.1	Consent of Davis Polk & Wardwell (contained in its opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: March 27, 2014	By:	/s/ Eric Watson
Eric Watson
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Davis Polk & Wardwell LLP, dated March 27, 2014

23.1	Consent of Davis Polk & Wardwell (contained in its opinion filed as Exhibit 5.1)